UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2024

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 22, 2024, TopBuild Corp., a Delaware corporation (the “Company”) issued a press release (the “Press Release”) announcing the mutual termination of its agreement to acquire Specialty Products and Insulation, originally announced on July 27, 2023 (the “Agreement”). The parties agreed to terminate the transaction and withdrew their Hart-Scott Rodino filings effective April 22, 2024. Under the terms of the Agreement, the Company paid a termination fee of $23 million. The Press Release, which is attached as Exhibit 99.1 of this Current Report on Form 8-K, is incorporated by reference in this Item 8.01.

In connection with the termination of the Agreement, the Company is terminating the commitments with respect to its undrawn $550.0 million delayed draw term loan facility provided pursuant to Amendment No. 4, entered into on July 26, 2023, to its Amended and Restated Credit Agreement dated March 20, 2020, among the Company, Bank of America, N.A., in its capacity as administrative agent for the lenders, and each of the lenders party thereto. Except as described in the foregoing sentence, all other terms of the Company’s Amended and Restated Credit Agreement, as amended, remain in full force and effect.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press release issued by TopBuild Corp., dated April 22, 2024, announcing the mutual termination of its agreement to acquire Specialty Products and Insulation, originally announced on July 27, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Madeline Otero
		Name:	Madeline Otero
		Title:	Vice President and Chief Accounting Officer
(Principal Accounting Officer)
Dated: April 22, 2024

3